Exhibit 99.1

GulfMark Offshore Announces Quarterly Dividend on Common Stock

HOUSTON, March 6, 2013 — GulfMark Offshore, Inc. (NYSE: GLF) (“GulfMark”) announced today that its Board of Directors declared a quarterly cash dividend of $0.25 per share on GulfMark Class A common stock payable on March 28, 2013, to stockholders of record on the close of business on March 18, 2013.

GulfMark provides marine transportation services to the energy industry through a fleet of offshore supply vessels serving every major offshore energy industry market in the world.

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in GulfMark’s filings with the Securities and Exchange Commission, including GulfMark’s Form 10-K for the year ended December 31, 2012. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.

Contact:	Michael Newman
Investor Relations
E-mail:	Michael.Newman@GulfMark.com
(713) 963-9522